SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2001

Frontier Insurance Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15022	14-1681606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Rock Hill Drive Rock Hill, New York	12775-0859
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 794-3600

195 Lake Louise Marie Road

Rock Hill, New York 12775-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the Company’s belief, set forth under Going Concern below, that the rehabilitation of Frontier Insurance Company (“Frontier Insurance”) and Western Indemnity Insurance Company (“Western”) should be successful, generating a positive surplus and its optimism that it will realize a recovery from its lawsuit against Ernst & Young. Also, the Company’s belief, set forth under Management’s Comments Regarding Its Subsidiary Insurance Companies following the financial statements, that the loss and loss adjustment expense (“LAE”) reserves established in 2000 (see the Company’s 10-K for its fiscal year ended December 31, 2000), prior to the year Frontier Insurance was placed under the control of the Liquidation Bureau (the “Liquidation Bureau”), a body appointed by New York State’s Superintendent of Insurance (the “Superintendent”), will ultimately prove to be adequate as a result of the reinsurance treaties put in place at such time; that the liquidation or rehabilitation of Frontier Insurance’s two subsidiaries, Frontier Pacific Insurance Company (“Frontier Pacific”) and United Capitol Insurance Company (“United Capitol”), should result in remainder value to Frontier Insurance, their parent, and that Western will be successfully rehabilitated with a remainder surplus. Forward-looking statements are inherently uncertain and actual results may differ materially from those anticipated or projected.

Item 8.01. Other Events

Company’s Inability to Obtain Financial Information to File Quarterly and Annual Reports

On June 15, 2001, Frontier Insurance Group, Inc. (with its consolidated subsidiaries, the “Company”) filed a Current Report on Form 8-K advising it would be unable to file its Quarterly Report on Form 10-Q for the three months ended March 31, 2001 by the extended date indicated in a prior 8-K Report. In fact, since filing its Annual Report on Form 10-K for its fiscal year ended December 31, 2000, the Company has been, and remains, unable to file any quarterly or annual reports and fulfill its reporting requirements under the Securities Exchange Act of 1934, a condition attributable, principally, to the Company’s strained relationship and disagreements with the New York State Department of Insurance (the “Department”) and the Liquidation Bureau. Initially, the disagreement with the Department centered on the size of the increase in reserves required to be established by Frontier Insurance, the Company’s principal insurance company subsidiary, for unpaid losses and LAE, a disagreement instrumental in preventing the filing of certain 10-Q Reports in 2001.

In August 2001, Frontier Insurance, with the Company’s consent, was placed in rehabilitation, a result of its deteriorating financial condition, and control of its operations vested in the Superintendent, as Receiver. Disagreements became more fundamental, involving the Company’s rights as owner of Frontier Insurance and the Department’s rights as a regulatory authority, and the relationship completely disintegrated, becoming litigious. Thus, for example, the Liquidation Bureau has refused to provide the Company with timely financial statements for Frontier Insurance or access to Frontier Insurance’s financial and actuarial data.

Other disputes with Regulators

Consistent with accepted industry practice and with the long-standing approval of the Department, the Company acquired and owns the furniture and fixtures and funded the development of most of the software used by Frontier Insurance, for which use Frontier Insurance reimbursed the Company. The Liquidation Bureau continues to use the furniture, fixtures and software, but has refused to acknowledge the Company’s ownership and funding, and to pay for such use.

Subsequent to the Company’s August 2000 sale of certain bond renewal rights to Gulf Insurance Company, the Company received $2.4 million in payments from Gulf as renewals occurred. The payments were the property of the parties to the original contract and were placed by the Company in a non-operating Company bank account pending an agreement on allocation. Following court instructions, discussions to allocate the payments were held, which proved unsuccessful and the Liquidation Bureau moved for the funds to be transferred to an escrow account maintained by it. The motion was granted and the funds transferred in January 2004. The Company believes that it is entitled, on behalf of its subsidiary, Spencer Douglass Insurance Associates, Inc. (“SDIA”), which was a party to the original contract of sale, to in excess of $1.0 million of these funds. Subsequently, the Company was advised that Gulf had made additional payments directly to Frontier Insurance, as to which neither the Company nor the Court had been apprised. The Company believes it has an interest in all such payments and is attempting to determine whether additional payments had, in fact, been made.

In September 2001, one month following Frontier Insurance being placed in rehabilitation, the Liquidation Bureau forced the Company to vacate the Company’s former headquarters facility in Rock Hill. The Company had been occupying approximately 10,000 square feet of the 176,000 square feet of space in the facility, more than 65% of which was, and continues to be, unoccupied.

There have been numerous legal proceedings between the Superintendent, as Receiver, and the Company and / or Frontier Insurance’s officers, individually. Two of these are still pending. Both were initiated by the Department, one against the Company, alleging improper allocation of inter-company expenses, and the second against certain officers/directors of Frontier Insurance, several of whom are also officers of the Company. Both actions are more fully described below under Litigation under 2002 Events and 2004 Events. The relationship between the Company and the Liquidation Bureau is so poor that the Company was unable to acquire Frontier Insurance’s filed Annual Statement other than through a Freedom of Information Law request, notwithstanding that the document is available to the public.

Going Concern

At December 31, 2003 the Company had outstanding senior debt of $63.4 million, plus accrued interest of $12.7 million, secured essentially by all of the Company’s assets, and subordinated debt in the form of Trust Originated Preferred Shares (“TOPrS”), of $129.5 million, plus accrued interest of $34.8 million, 100% subordinated to the senior debt. The Company has paid neither principal nor interest on its outstanding senior debt and has deferred payment of interest on the TOPrS pursuant to the terms of the related agreement.

Other than its one operating subsidiary, Medical Professional Liability Agency, Ltd., (“MedPro”), the Company has negligible revenues, no prospects for materially increasing operational earnings, and substantial expenses, primarily legal fees from the numerous legal actions in which it is involved. Expenses during the years 2001 through the filing of this report exceeded, and for future periods are expected to continue to exceed, operating revenues, thus requiring the Company to continue to dispose of its assets. Notwithstanding, the Company believes the rehabilitation (run-off) of Frontier Insurance and of Western should be successful, generating a positive surplus, and is optimistic that it will realize a recovery from its lawsuit against Ernst & Young (see Litigation under 2003 Events). There can, however, be no assurance that the rehabilitation of either Frontier Insurance or Western, or the Ernst & Young litigation, will be successful or, if successful, that the amounts recovered will be sufficient to avoid bankruptcy and/or assure that debt holders will not be the sole beneficiaries.

The financial data included under Financial and Stock Trading Highlights under 2001 Events, 2002 Events and 2003 Events below has been derived from the pro forma consolidated financial statements of the Company (unaudited) included elsewhere in this 8-K Report, which do not include Frontier Insurance Company, its two subsidiaries and Western Indemnity Insurance Company. See Frontier Insurance Group, Inc. Pro Forma Consolidated Balance Sheets and Income Statements. In the narrative commentary, financial results in excess of $1 million are rounded to the nearest $100,000, e.g. $1,855,000 is presented as $1.9 million, while $1,845,000 is presented as $1.8 million.

2001 Events

General

In February, Clarendon Insurance Company (“Clarendon”) terminated the “cut-through” arrangement it had been providing the Company’s insurance company subsidiaries since 2000, thereby effectively eliminating the subsidiaries’ ability to write new or renewal insurance policies. One month later, Clarendon converted approximately $205 million of assets, then held in trust for the obligations of the subsidiaries utilizing the “cut-through” arrangement, to a funds transferred reinsurance treaty thereby further impairing Frontier Insurance’s surplus under New York’s unique statutory accounting rules.

In March, the consortium of banks holding the Company’s senior debt declared the Company in default under the related loan agreement and accelerated repayment of all amounts due them. Although a forbearance agreement was signed in April, litigation between the Company and the banks subsequently ensued. (See Litigation below.) During the year, the Company made principal payments of $4.5 million from asset sales, thereby reducing the principal of the senior debt to $63.4 million at December 31, 2001.

In November, the Company negotiated an agreement with the Bank of America, extinguishing its financial guaranty to the Bank of the indebtedness under the Company’s officer loan program, paying $867,162 to the Bank and $30,000 for the Bank’s legal fees. The Bank, in turn, released the Company from all liability under the guaranty, assigned to the Company the notes evidencing the former officers’ debt to the Bank, acknowledging that the officers no longer had any liability to the Bank, and agreed to deliver to the Company, as promptly as possible, the notes and the 184,557 shares of the Company’s common stock purchased under the program and held by the Bank as collateral.

Also, during 2001, the Company, on behalf of Frontier Insurance, negotiated an amendment to the reinsurance treaty initiated in 2000 with National Indemnity Company, (“National Indemnity”), a subsidiary of Berkshire Hathaway. The principal purpose of the amendment was to increase the reinsurance limit from $800 million to $859 million, include certain bonds and add business written by Frontier Pacific to the coverage.

Regulatory Events

In March, the Texas Department of Insurance placed Western in a Temporary State of Supervision and, in September, issued an order, with Western’s consent, citing Western’s hazardous financial condition. These actions were the initial steps in the Texas Department subsequently taking complete control of Western.

During 2001, Frontier Insurance and its two insurance company subsidiaries, United Capitol and Frontier Pacific, were placed under control of regulatory authorities, Frontier Insurance in New York in August, United Capitol in Illinois in October and Frontier Pacific in California in November.

In September, the Liquidation Bureau negotiated a second amendment to the National Indemnity reinsurance treaty. Under its terms, the Rehabilitator agreed to seek an order of the Court staying for 180 days all actions the reinsurer is obligated to defend. Among other things, the amendment provided that all loss and allocated LAE paid by the reinsurer not then due or payable would constitute a loan carrying interest. In addition, the amendment provided that 40% of the unallocated LAE payments made by the reinsurer would constitute a “loan” and 60% a loss subject to aggregate limit under the reinsurance treaty. This second amendment, which was submitted to the court, was opposed by the Company and was ordered filed but not approved by the court.

Also in September, the Liquidation Bureau forced the Company to vacate the space it had been occupying at the Company’s former headquarters facility, necessitating the move of its executive management and administrative staff and MedPro’s operations to the Company’s warehouse building located at 146 Rock Hill Drive, Rock Hill, NY 12775-0589, its current location.

Disposition of Assets

In order to raise cash, the Company commenced selling assets and, in March, sold its 25% interest in American Country Holdings Inc, the parent of a specialty insurance company, to two of its subsidiaries for $5.4 million, the market value of the shares sold, which were publicly traded. The sale resulted in a loss to the Company of $3.5 million.

In May, the Company sold its interest in London & European Title Insurance Services Limited, a European title insurance agency, netting $3.4 million after costs, expenses and the establishment of an escrow of £100,000 for post-closing adjustments, if any. The transaction resulted in the Company recognizing a loss of $972,000.

Management and Employees

In March, the Company terminated the employment of 67 employees, three of whom were executive officers. The total related severance costs were $4.5 million. In May, Mr. Ronald L. Bornheutter resigned as a director. In November, the Company negotiated a settlement of the change of control agreements, which agreements had been approved by the Company’s stockholders, of the four remaining executive officers and the employment agreement of Mr. Harry Rhulen, the Company’s President and Chief Executive Officer. The negotiated settlement provided for payments aggregating $2.0 million, an amount approximately half of the amounts due under the termination benefits of the several agreements. On December 31, 2001 the Company had 12 employees, four of whom were executives and four who performed duties exclusively for MedPro.

During 2001, the lender of a loan to Peter L. Rhulen, a director of the Company, sold the collateral, which had been provided by the Company in 1999, and applied the proceeds to pay off the outstanding balance of the loan. Concurrently, Mr. Rhulen delivered his note to the Company, payable over seven years which, at the Company’s request in its need for funds, he discharged at its then fair market value in 2004.

Litigation

Deutsche Bank AG v. Frontier Insurance Group, Inc. (Sup. Ct., N.Y. Index No.: 121786/01) In November, the bank representative of the consortium of banks holding the Company’s senior debt commenced an action against the Company, alleging the occurrence of an event of default under the loan agreement. The action, together with the Company’s related claims against the consortium of banks, was discontinued with prejudice in October 2003 following the banks’ sale of the senior debt and related rights to a third party.

Financial and Stock Trading Highlights

Total pro forma consolidated revenues for the 12 months ended December 31, 2001 were $42.8 million, principally from management fees of $25.5 million under the inter-company service and expense allocation agreement, legal fees of $4.6 million from claims services, commissions of $1.0 million, a non-cash item of $11.5 million from the elimination of prior tax liabilities and $1.7 million in net realized losses.

Total pro forma consolidated expenses totaled $94.4 million. The major expense items were: personnel costs of $22.9 million of which $18 million was incurred by the parent company (salaries of $9 million, payroll taxes and benefits of $4.5 million and severance costs of $4.5 million); accrued interest of $12.2 million ($3.8 million with respect to the senior debt and $8.4 million with respect to the TOPrS, which are 100% subordinated to the senior debt; and legal fees of $1.7 million. The balance of expenses was comprised mostly of non-cash expenses, such as depreciation and amortization ($8 million) and the write-off or write-down of the value of Western ($28.6 million) and Frontier Insurance ($15.3 million).

As previously indicated, the Liquidation Bureau has refused to recognize the Company’s acquisition and ownership of the furniture and fixtures and its funding of the development of the software being used by the Liquidation Bureau and to pay for such use. As a result, the Company wrote-off the year-end value of the remaining furniture, fixtures, equipment and software. The total effect on the 2001 results was $7.2 million, which included $2.4 million of regular depreciation.

As a result of the foregoing, the Company incurred a pro forma consolidated net loss of $51.8 million for the year 2001. Shareholders’ equity at December 31, 2001 was a negative $195.0 million. Total debt outstanding at year-end, including accrued interest, was $213.6 million.

On February 14, the Company’s common stock was de-listed by, and ceased being traded on, the New York Stock Exchange and trading commenced on the OTC Bulletin Board under the symbol FTER. During 2001, the high and low closing prices of the common stock were $0.172 and $0.002 per share, respectively, with a closing price of $0.002 per share on December 31, 2001.

2002 Events

Disposition of Assets:

In January, the Company sold its one-story structure in Rock Hill for $245,000. The Company had moved its management and administrative staff into this building upon being forced by the Liquidation Bureau to vacate the Rock Hill headquarters facility. As part of the transaction, the Company leased 5,000 square feet of office and storage space at a monthly rental of $2,860 plus a pro rata share of taxes and maintenance.

In December 2002, the Company sold its interest in Douglas Frontier, LLC, a bail bond agency, for $1,000,000 in cash and 5,300 shares of the preferred stock of Capital Bonding, a privately-held bond agency. The sale resulted in a loss of $3.9 million.

Management and Employees

At December 31, 2002 the Company had nine employees, three of whom were executive officers and three who performed duties exclusively for MedPro.

Litigation

Jarupa Valley Spectrum LLC v. Aaron Management, Inc., Frontier Insurance Group, Inc. et al. (Sup. Ct., Riverside County, RIC-336915 MF) In January, the plaintiff sued, alleging the Company is an alter ego for Frontier Insurance which, in rehabilitation, discontinued payment of previously approved claims. The action is stayed during the time Frontier Insurance is in rehabilitation.

The Ezra Charitable Trust and LC Partners, LP, On Behalf of Themselves and All Others Similarly Situated v. Frontier Insurance Group, Inc., et al (U.S. District Court for the Southern District of New York) In January, the Court granted the Company’s motion to dismiss this shareholder class action which was commenced in 2000.

Serio, as Rehabilitator of Frontier Insurance Company v. Frontier Insurance Group, Inc. (Sup.Ct., N.Y. County, Index No. 405090/01; transferred to Sup.Ct., Sullivan County, Index No. 1357/03) In July, the Rehabilitator alleged, among other things, that Company management improperly allocated expenses to Frontier Insurance under the inter-company service and expense allocation agreement. The Company has asserted set-offs and the action is in the discovery phase.

In Re Hawaiian Super Prix, LLC (Sakuda, as Trustee in Bankruptcy for Hawaiian Super Prix, LLC) v. Cart Inc., Frontier Insurance Group, et al. (Bankr. Ct., D. HI, Adv. No.: 02-00058) In October, an action was brought by the trustee in bankruptcy in the bankruptcy court in Hawaii alleging the Company, as the alter ego of Frontier Insurance, is liable for debts of a bankrupt entity of which Frontier Insurance purportedly was a “partner”. The Company’s motion for summary judgment was granted and the Plaintiff appealed. Subsequently, the Company made a motion to recover costs and attorneys fees. The appeal, which has been perfected, has been stayed pending a decision on the motion for costs and attorneys’ fees.

Financial and Stock Trading Highlights

The Company’s pro forma consolidated revenues for the 12 months ended December 31, 2002 were ($554,114), which included net realized losses of $4.1 million.

Pro forma consolidated expenses totaled $20.1 million. The major components of expenses were: accrued interest of $13.1 million ($4.2 million with respect to the senior debt and $8.9 million with respect to the TOPrS); total personnel costs of $857,224; and legal fees of $1.1 million. The balance of the expenses consisted principally of non-cash items, such as depreciation and amortization, which totaled $3.7 million.

As a result of the foregoing, the Company incurred a pro forma consolidated net loss of $20.5 million for the year 2002. At December 31, 2002, the deficit in shareholders’ equity had increased to $215.5 million, and total debt, including accrued interest, had increased to $226.6 million.

The Company’s common stock trades on the OTC Bulletin Board. During 2002, the high and low closing prices were $0.045 and $0.002 per share, respectively, with a closing price of $0.005 per share on December 31, 2002.

2003 Events

General

On October 14, the consortium of banks holding the Company’s senior debt agreed to sell the senior debt to Insurance Management Group, LLC (“IMG”), an insurance holding company whose insurance company subsidiaries are actively engaged in selling and underwriting insurance. Since then, the Company has been engaged in discussions with IMG to amend the existing debt agreements.

Regulatory Events

Western, which had been under regulatory supervision since 2001, was placed in receivership by the Texas Department of Insurance in June 2003.

Management and Employees

During the year, the Company continued to reduce its staff and payroll. At December 31, 2003, the staff consisted of eight full and part-time people, three of whom performed duties exclusively for MedPro.

Litigation

J. Anthony Clark, Director of Insurance of the State of Illinois, as Court-Affirmed Liquidator of United Capitol Insurance Company v. Harry W. Rhulen, Frontier Insurance Group, Inc., et al. ( Cir. Ct., Cook County, Index No.: 0 3L 000534). In January, the Illinois Insurance Department brought an action against the Company and certain directors alleging a breach of the fiduciary duty of fair dealing while in charge of United Capitol. The action currently is in the discovery phase.

The Ezra Charitable Trust and LC Partners, LP, On Behalf of Themselves and All Others Similarly Situated v. Frontier Insurance Group, Inc., et al (U.S. District Court for the Southern District of New York) In January, the U.S. Circuit Court of Appeals for the Second Circuit affirmed the U.S. District Court’s decision dismissing the shareholders’ class action, which had been brought in 2000.

In Re: Frontier Insurance Group, Inc., securities litigation (1994) (U.S. District Court, Eastern District NY) In February, the parties to the 1994 shareholders’ class action reached a settlement pursuant to which not less than $1.6 million is to be paid to the plaintiffs, as follows: $500,000 from the Company’s insurers and the balance from the sale of the building at 217 Broadway, Monticello, NY. If less than $1.1 million net is received for the building, the balance is to be contributed by the defendants.

Frontier Insurance Group, Inc. v. Ernst & Young, LLP (Sup. Ct. NY County, Index No.: 0601461/2003). In May, the Company commenced an action against Ernst & Young, LLP, the Company’s actuaries and auditors from 1986, when the Company went public, until their resignation in 1999, for negligence in the reserving and pricing of the Company’s insurance business. The action is in the discovery phase.

Tomoka Re Holdings, Inc. et al v. Joseph P. Loughlin, Frontier Insurance Group, Inc., et al (S.D.N.Y. Case No.: 03 CV 4904 (KMK)). In June, the plaintiffs sued for damages resulting from the sale in 2000 of the Regency Insurance Company, then a subsidiary of the Company. The action is in the discovery phase.

Financial and Stock Trading Highlights

The Company’s pro forma consolidated revenues for the 12 months ended December 31, 2003 were $938,356.

Total pro forma consolidated expenses were $22 million. The major items of expenses were: accrued interest of $13.8 million, ($4.4 million with respect to the senior debt and $9.4 million with respect to the TOPrS); legal fees of $1.1 million; and a reserve of $1.1 million related to the settlement of the 1994 shareholder litigation. Personnel costs, which included all payroll taxes and benefits, were reduced to $722,380. The write-off of a note from Managed Comp added a $3.4 million non-cash item to expenses.

As a result of the foregoing, the Company incurred a pro forma consolidated net loss of $21.1 million for the year ended December 31, 2003 and the deficit in shareholders’ equity increased to $236.5 million. At year end, total debt, including accrued interest, was $240.4 million.

The Company’s common stock trades on the OTC Bulletin Board. During 2003, the high and low closing prices were $0.12 and $0.005 per share, respectively, with a closing price of $0.04 per share on December 31, 2003.

2004 Events

During April, the Company was advised by third parties that representatives of the Liquidation Bureau were negotiating an agreement with National Indemnity, Frontier Insurance’s principal reinsurer, for the sale or transfer of assets of Frontier Insurance and/or reinsurance protections, negotiations from which the Company had been excluded. Subsequently, in May, representatives of the Company and of Insurance Management Group, LLC., the purchaser of the senior debt, met with the Liquidation Bureau, were provided with the general terms of the agreement and informed that the agreement had been executed and would be filed with the court for approval.

In May 2004, the Bank of America advised the Company it was unable to locate the notes it had assigned to the Company in 2001. The Company had been awaiting receipt of the notes to deliver to the former officers in implementing their discharge and release from liability thereunder as approved by the Board of Directors in 2001. In view of the changed circumstances, in December the Board authorized the Company to notify the former officers that they were discharged and released from any liability they may have had to the Bank or to the Company pursuant to the officer loan program provided they consented to the surrender to the Company of the shares of the Company’s common stock purchased by them under the program and previously held by the Bank as collateral.

In July, the Liquidation Bureau served the Company with an Order to Show Cause for ratification and approval of the third endorsement to the National Indemnity agreement. (In the Matter of the Rehabilitation of Frontier Insurance Company, Index No: 1357/03, Sup. Ct., Sullivan County). As a result of the limited information available, the Company is unable to determine whether the terms of the third endorsement are favorable or unfavorable to Frontier Insurance, its creditors, the insurance guarantee funds of the State of New York, or the Company, and is therefore opposing ratification and approval.

The Company is maintaining a detailed record of amounts which it believes should be reimbursed by Frontier Insurance. These amounts fall into two categories: items which can properly be allocated under the terms of the inter-company service and expense allocation agreement approved by the Department, and those items due directly by Frontier Insurance to the Company or a Company subsidiary. Included in the latter are: legal fees incurred to defend bond claims denied or stayed by the Liquidation Bureau and subsequently brought against the Company; commissions due Company subsidiaries; payment for the use of the furniture, fixtures, equipment and software owned and funded by the Company and being used by the Liquidation Bureau; costs associated with terminating the Company’s 401K plan as a result of the Liquidation Bureau’s unwillingness to allow Frontier Insurance’s employees to participate in the Company plan, which the Liquidation Bureau shortly thereafter replaced with a similar plan notwithstanding the fact that Frontier Insurance and the Company remain in the same control group for IRS purposes; and, its allocable share of the proceeds from the sale to Gulf of certain bond renewal rights reported to have been received by Frontier Insurance. At December 31, 2003, these inter-company charges were approximately $8.0 million. The Liquidation Bureau claims offsetting amounts due Frontier Insurance but to date has provided neither the items nor the offsetting amount involved.

The salary costs for the full year 2004 have been reduced to approximately $400,000, of which approximately $115,000 is attributable to the three employees who perform duties exclusively for MedPro, which continues limited, but marginally profitable, operations.

FINANCIAL STATEMENTS

(all statements are unaudited)

•	Pro Forma Consolidated Balance Sheets of Frontier Insurance Group, Inc., — years 2001 through 2003, inclusive. [1]

•	Pro Forma Consolidated Income Statements of Frontier Insurance Group, Inc. — years 2001 through 2003, inclusive. 1

•	Change in Pro Forma Shareholders’ Equity of Frontier Insurance Group, Inc., — years 2001 through 2003 inclusive.

•	Pro Forma Balance Sheets of Frontier Insurance Group, Inc. (Parent Company) — years 2001 through 2003, inclusive.

•	Pro Forma Income Statements of Frontier Insurance Group, Inc. (Parent Company) — years 2001 through 2003, inclusive.

•	Change In Pro Forma Shareholders’ Equity of Frontier Insurance Group, Inc. (Parent Company) — years 2001 through 2003, inclusive.

•	Summary Balance Sheets — Statutory Accounting Basis — of Frontier Insurance Company (In Rehabilitation) — years 2001 through 2003, inclusive.[2]

•	Summary Income Statements — Statutory Accounting Basis — of Frontier Insurance Company (In Rehabilitation) — years 2001 through 2003, inclusive.[2]

•	Summary Balance Sheets and Income Statements — Statutory Accounting Basis — of Western Indemnity Insurance Company — years 2001 and 2002. [2]

•	Management’s Comments Regarding Its Subsidiary Insurance Companies

The Company’s financial books and records for 2000 were audited by Johnson and Lambert, LLP, independent accountants. Subsequently, primarily because of the Company’s inability to obtain audited or auditable financials from the various regulatory authorities, the Company’s financial books and records have been prepared with the assistance of independent accounting firms.

[1]	As a result of the Company’s inability to obtain adequate financial data prepared in conformity with GAAP from the regulatory authorities, the pro forma consolidated balance sheets and income statements of the Company do not include the Company’s insurance subsidiaries, Frontier Insurance and Western, and Frontier Insurance’s insurance company subsidiaries, Frontier Pacific and United Capitol.
[2]	The financial statements of Frontier Insurance and Western have been derived from the financial statements prepared by the regulatory authorities of New York and Texas, respectively and, except for the lack of a certified actuarial opinion and an audit, are purported to be in accordance with statutory accounting principles (SAP).

FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS

Frontier Insurance Company and its two subsidiaries and Western Indemnity Insurance Company are not included due to an inability to obtain the necessary financial data and information.

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
	$000	$000	$000
ASSETS
Investments:
Fixed maturity securities
Equity securities			4,778
Short term investments
Parent	480	915	708
Subsidiaries	3,177	3,497	3,769

Total investments	3,657	4,412	9,255
Cash:
Operating Accounts	1,495	1,898	1,174
Non-operating Account	2,400	2,400	2,400
Premiums and agents’ balances receivable less allowances for doubtful accounts			416
Reinsurance recoverable:
Accrued investment income
Federal Income taxes recoverable			68
Property, furniture, equipment and software (net)	2,520	2,667	3,212
Intangible assets (net)			3,559
Other assets	852	5,630	6,081

TOTAL ASSETS	$10,924	$17,007	$26,165

LIABILITIES
Senior Debt	$63,350	$63,350	$63,350
Accrued Interest	47,544	33,734	20,671
Settlement re: 1994 Shareholder Litigation	1,100
Other Liabilities	5,940	5,908	7,602

Total Liabilities	117,934	102,992	91,623
Convertible TOPrS	129,530	129,530	129,530
SHAREHOLDERS’ EQUITY
Preferred Stock
Common Stock	458	458	458
Additional Paid In Capital	496,866	496,866	496,866
Retained Earnings	(695,806)	(674,781)	(654,254)

Subtotal	(198,482)	(177,457)	(156,930)
Less Treasury Stock	(38,058)	(38,058)	(38,058)

Total Shareholders’ Equity	(236,540)	(215,515)	(194,988)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,924	$17,007	$26,165

FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED INCOME STATEMENTS

Frontier Insurance Company and its two subsidiaries and Western Indemnity Insurance Company are not included due to an inability to obtain the necessary financial data and information.

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
	$000	$000	$000
Revenues
Net Investment Income
Investment Income	$268	$349	$549
Subsidiaries	(76)	1,295	(1,142)
Net Realized Gains (Losses)	—	(4,078)	(1,660)
Investment Expenses	—

Net Investment Income including gains (losses)	192	(2,434)	(2,253)
Other Income
Legal Fees			4,583
Commissions	264	118	1,021
All Other	482	1,762	39,438

Total Other Income	746	1,880	45,042

Total Revenues	938	(554)	42,789

Expenses
Total Personnel Expenses	854	978	21,189
Managed Comp write-off	3,376	—	—
Legal Fees	1,113	1,066	1,679
Settlement of 1994 Shareholder Suit	1,100
Depreciation and Amortization	146	3,664	7,963
Write down of Insurance Company Subsidiaries	—	—	43,900
All Other	1,639	1,286	7,449

Total Operating Expenses	8,228	6,994	82,180
Interest Expense	13,810	13,114	12,197

Total Expenses	22,038	20,108	94,377

Net Income before Taxes	(21,100)	(20,662)	(51,588)
Taxes - Federal and State	2	(171)	195

Net Income (Loss)	$(21,102)	$(20,491)	$(51,783)

	OK	OK

FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES

CHANGE IN PRO FORMA SHAREHOLDERS’ EQUITY

Frontier Insurance Company and its two subsidiaries and Western Indemnity Insurance Company are not included due to an inability to obtain the necessary financial data and information.

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
	$000	$000	$000
Shareholders’ Equity Beginning of Year	$(215,515)	$(194,988)	$(142,307)
Pro Forma Consolidated Income (Loss)	(21,102)	(20,491)	(51,783)
Treasury Stock			898
Rounding Adjustment	77	(36)

Shareholders’ Equity End of Year	$(236,540)	$(215,515)	$(194,988)

FRONTIER INSURANCE GROUP, INC. (PARENT COMPANY)

PRO FORMA BALANCE SHEETS

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
	$000	$000	$000
Assets
Investment in subsidiaries	$2,639	$2,715	$3,081
Fixed maturity securities available for sale	—	—	—
Equity securities			4,778
Equity investees	—	—	—
Short term investments	480	915	708
Cash	3,611	3,624	3,261
Property, furniture, equipment and software net of depreciation	2,150	2,235	2,718
Intangible Assets net of depreciation		—	3,559
Federal Income Tax recoverable			68
Intercompany Receivables	3,948	3,918	3,888
Other assets	842	5,624	5,964

Total assets	$13,670	$19,031	$28,025

Liabilities and shareholders Equity
Liabilities
Senior Debt	63,350	63,350	63,350
Convertible subordinated debentures due subsidiary trust	129,530	129,530	129,530
Accrued Interest	47,544	33,734	20,671
Due to subsidiaries & affiliates	7,195	6,472	6,424
Federal Income Taxes payable	—	—	—
Accrued expenses	2,591	1,460	3,038

Total Liabilities	250,210	234,546	223,013
Shareholders’ Equity
Preferred stock
Common stock	458	458	458
Additional paid-in capital	496,866	496,866	496,866
Retained deficit	(695,806)	(674,781)	(654,254)

	(198,482)	(177,457)	(156,930)
Treasury stock at cost	(38,058)	(38,058)	(38,058)

Total shareholders’ equity	(236,540)	(215,515)	(194,988)

Total liabilities and shareholders equity	$13,670	$19,031	$28,025

Treasury stock - number of shares	3,752,465	3,752,465	3,752,465

FRONTIER INSURANCE GROUP, INC. (PARENT COMPANY)

PRO FORMA INCOME STATEMENTS

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
	$000	$000	$000
Revenues
Investment Income	252	320	483
Realized Gains (Losses)	—	(4,079)	(1,660)
Subsidiaries’ Income (Loss)	(76)	1,295	(1,142)
All Other	396	1,628	42,386

Total Revenues	572	(836)	40,067

Expenses
Personnel	722	857	17,976
Legal	1,114	1,066	1,679
Write-off of Managed Comp Note	3,376
Write- down of Insurance Company Subs	—	—	43,900
Interest	4,400	4,195	3,836
Minority Interest in Subordinated Trust	9,410	8,918	8,361
All Other Expenses	2,574	4,826	14,269

Total Expenses	21,596	19,862	90,021

Net Income (Loss) before taxes	(21,024)	(20,698)	(49,954)
Total Income Taxes	1	(171)	194

Net Income (Loss)	$(21,025)	$(20,527)	$(50,148)

FRONTIER INSURANCE GROUP, INC. (PARENT COMPANY)

CHANGE IN PRO FORMA SHAREHOLDERS’ EQUITY

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
	$000	$000	$000
Shareholders’ Equity Beginning of Year	$(215,515)	$(194,988)	$(145,738)
Pro Forma Parent Company Income (Loss)	(21,025)	(20,527)	(50,148)
Treasury Stock			898

Shareholders’ Equity End of Year	$(236,540)	$(215,515)	$(194,988)

FRONTIER INSURANCE COMPANY (IN REHABILITATION)

Summary Statutory Balance Sheets

Does not include Frontier Insurance Company’s two subsidiaries - Frontier Pacific Insurance

Company and United Capitol Insurance Company.

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
NET ADMITTED ASSETS
Headquarters Building	$16,661,619	$17,607,747	$18,553,875
Invested Assets	48,181,252	57,658,360	78,090,162
Cash & Short Term	54,916,621	32,414,845	31,843,200

Total Cash & Invested Assets	119,759,492	107,680,952	128,487,237
Agents’ Balances and Uncollected premiums	26,495,058	17,913,738	14,324,884
Funds Held By Reinsurance Co’s	63,053,268	78,922,734	121,704,623
Reinsurance Recoverables	102,848,454	89,980,640	34,706,926
Receivables From Parent, Subs	4,151	—
Surplus Contribution Receivable
Funds Advanced Under Reinsurance Cut through		—	7,445,812
Write-In for “Other Assets”	10,211,069
All Other Assets	2,631,273	2,739,940	5,332,682

TOTAL ASSETS	$325,002,765	$297,238,004	$312,002,164

LIABILITIES AND SURPLUS
Loss Reserves	$378,386,721	$471,172,117	$640,166,943
Reinsurance Payable	61,557,241	45,832,311	23,796,506
Loss Adjustment Expense Reserves	172,114,003	88,965,616	207,145,799
Borrowed Money	47,484,916	40,023,662	—
Interest on Borrowed Money	6,708,667	3,478,256	—
Unearned Premiums Reserves	1,018,860	1,646,772	17,620,669
Ceded Premiums Payable	45,319,915	35,273,111	10,807,575
Funds Held by Company Under Reinsurance Treaty	43,551,603	55,657,929	71,209,416
Provision For Reinsurance	34,885,153	—	14,072,709
Retro Reinsurance Reserves Ceded	(348,653,030)	(281,246,335)	(495,616,933)
Claims Funding Due Nat’I Indemnity	(3,500)	(32,702,239)	(26,082,788)
Funds Due - Reinsurance CutThru
All Other Liabilities	18,585,257	20,164,933	19,134,988

TOTAL LIABILITIES	460,955,806	448,266,133	482,254,884
Retroactive Reinsurance	165,091,159	48,308,703	222,424,551
Capital Stock	5,000,000	5,000,000	5,000,000
Paid In and Contributed Surplus	265,974,592	265,974,592	265,974,592
Unassigned Funds	(572,018,790)	(470,311,424)	(663,651,863)

POLICYHOLDERS’ SURPLUS	(135,953,039)	(151,028,129)	(170,252,720)

TOTAL LIABILITIES & SURPLUS	$325,002,767	$297,238,004	$312,002,164

The above summary statements are derived from financial statements prepared by the New York Liquidation Bureau.

FRONTIER INSURANCE COMPANY (IN REHABILITATION)

Summary Statutory Income Statements

Does not include Frontier Insurance Company’s two subsidiaries - Frontier Pacific Insurance

Company and United Capitol Insurance Company.

	2003	2002	2001
	Unaudited	Unaudited	Unaudited
Underwriting Income
Premiums Earned	$12,966,952	$23,881,199	$110,779,443

Deductions
Losses Incurred	(28,267,319)	(100,495,598)	307,665,707
Loss Expense Incurred	129,911,350	(79,367,702)	45,907,406
Commissions - net	2,908,844	972,130	6,003,408
Other Underwriting Expense Incurred
Direct Expenses (Page 11)	5,113,086	5,473,353	19,366,732
Write-In Amounts
IBNR Pools & Assoc	(5,000,000)	5,000,000
ULAE Reimbursed by Reinsurance	(15,861,081)
Reversal of Med Mal Discount			8,478,382
Amortization of Goodwill		(1,000,000)	181,657
Cut Through Fees			(108,160)
Consultants	742,815	931,992	2,208,573
Other Write-ins Expenses	(10,873,205)	36,007	141,223
Taxes, Licenses & Fees	298,912	(1,155,349)	2,774,083

Net Underwriting Gain (Loss)	(66,006,450)	193,486,366	(281,839,568)

Investment Income
Net Investment Income Earned	(14,586,152)	1,555,557	3,624,907
Net Realized Gains (Losses)	1,001,947	(4,402,304)	(5,526,354)

Net Investment Gain (Loss)	(13,584,205)	(2,846,747)	(1,901,447)

Other Income
Gain on Retroactive Reinsurance	116,868,002	(174,115,848)	128,116,057
All Other Income	5,684,401	485,845	1,566,365

Total Other Income	122,552,403	(173,630,003)	129,682,422

Net Income Before
Policyholder Dividends & Taxes	42,961,748	17,009,616	(154,058,593)
Federal and Foreign Income Taxes			(8,536,508)

NET INCOME	$42,961,748	$17,009,616	$(145,522,085)

The above summary statements are derived from financial statements prepared by the New York Liquidation Bureau.

WESTERN INDEMNITY INSURANCE COMPANY

Summary Statutory Balance Sheets and Income Statements

	2003	2002	2001
	Not Available	Unaudited	Unaudited
BALANCE SHEETS

Cash and Invested Assets		$16,059,316	$38,724,290
All Other Assets		13,446,012	11,449,301

Total Assets		$29,505,328	$50,173,591

Loss and LAE Reserves		$18,297,633	$42,712,299
Unearned Premium Reserve		—	—
All Other Liabilities		9,083,041	6,596,108

Total Liabilities		27,380,674	49,308,407
Policyholders’ Surplus		2,124,654	865,184

Total Liabilities & Surplus	$0	$29,505,328	$50,173,591

INCOME STATEMENTS
Premiums Earned		$(996)	$7,388,200

Net Underwriting Gain (Loss)		4,030,056	(11,741,563)
Net Investment Gain (Loss)		565,456	3,432,209
Other Income		335,404	13,712

Net Income Before Taxes	—	4,930,916	(8,295,642)
Federal & Foreign Income Taxes		—

NET INCOME	$0	$4,930,916	$(8,295,642)

The above summary statements are derived from financial statements prepared by third parties representing the Texas Department of Insurance.

Management’s Comments Regarding Its Subsidiary Insurance Companies

Frontier Insurance

Frontier Insurance was placed in rehabilitation by the New York State Department of Insurance in August 2001. Thereafter, the Company has been denied access to the financial and other information needed to meet its SEC and tax reporting obligations. Frontier Insurance’s summary financial statements set forth above have been derived from financial statements prepared by the New York regulatory authorities in accordance with SAP, but are unaudited, lack a certified actuarial opinion and do not include financial data of Frontier Pacific and United Capitol, Frontier Insurance’s two subsidiary insurance companies. These two subsidiaries, which had a combined “stand-alone” surplus in excess of $40 million at December 31, 2000, were turned over to the insurance regulators in California and Illinois, the respective states in which the subsidiaries were incorporated, due to their alleged poor financial condition.

Lacking access to work papers, the Company can only offer observations on Frontier Insurance’s statutory results, which follow.

1.	Improvements to statutory surplus of $19 million during 2002 and of an additional $15 million during 2003, the Company believes, resulted primarily from reductions in reserve levels from the $200 million increase made by the Liquidation Bureau in 2001. At that time, the Company expressed disbelief at the need for such an increase and believes the current reserve levels continue to be excessive.

2.	The Company believes that the net income of $17 million in 2002 and $43 million in 2003 set forth in the summary statutory income statements are attributable principally, if not entirely, to the reduction of the excessive reserves noted above.

3.	The Company believes that the loss and LAE reserves established prior to Frontier Insurance being placed under the control of the Liquidation Bureau in 2001 (see the Company’s 10-K for 2000) will ultimately prove to be adequate as a result of the reinsurance treaties put into effect at such time.

4.	The summary balance sheets of Frontier Insurance reflect borrowings and related interest of approximately $53 million on December 31, 2003. The Company has been advised that Frontier Insurance owes National Indemnity, its principal reinsurer, $145 million which National Indemnity advanced to meet Frontier Insurance’s cash flow requirements. The Company does not have adequate information to determine the accuracy of this advice and whether any portion is included in the $53 million balance sheet liability.

5.	Significantly, the summary financial statements do not give effect to any value attributable to Frontier Pacific and United Capitol, Frontier Insurance’s two insurance company subsidiaries which were turned over to regulators in California and Illinois by the New York Liquidation Bureau. The Company continues to believe that at the time of the turn-over, these companies had stand-alone surplus and that current efforts at liquidation or rehabilitation should result in some remainder value to Frontier Insurance.

Western

Western was acquired by the Company in 1998. In May 2000, Western, with the Company’s consent, stopped writing new and renewal business due to a rapid reduction in its surplus position. In March 2001, the Texas Department of Insurance (“TDI”), with the consent of the Company, placed Western in a temporary state of supervision, a situation in which the Company still managed Western’s operations in run-off, but effective control of Western resided in the TDI. As the reduction in surplus was perceived as continuing, the Company, in September, 2001 consented to an Article 1.32 Order, the TDI being of the opinion that Western was in a hazardous financial condition. In July, 2002 the Company retained an independent manager, Berwin Group North America Ltd., to manage Western’s run-off. In April 2003 Western was placed into a State of Confidential Conservatorship largely due to a disagreement between Western and the TDI regarding the ability of Western to recover reinsurance receivables and the statutory treatment of such receivables. In June, 2003 the TDI obtained a Temporary Restraining Order and an Order Appointing a Temporary Receiver and placed Western into Receivership. In August, 2003 a Permanent Injunction, an Order of Liquidation and an Order Appointing a Permanent Receiver were obtained.

The Company continues to believe that Western will have a successful rehabilitation with a remainder surplus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER INSURANCE GROUP, INC. (Registrant)

By:	/s/ Harry W. Rhulen
Harry W. Rhulen
President and Chief Executive Officer

Dated: January 10, 2005